Registration No. 33-58193


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           Form S-8/A
           Post-Effective Amendment No. 1 To Form S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                     _______________________

New York              Corning, New York       14831      16-0393470
(State or other     (Address of principal   (Zip Code)  (I.R.S. Employer
jurisdiction of      executive offices)                Identification No.)
incorporation or
organization)

                     1986 STOCK OPTION PLAN
                     1989 STOCK OPTION PLAN
                     1994 STOCK OPTION PLAN
                    (Full title of the plans)

                    _________________________

                        William D. Eggers
            Senior Vice President and General Counsel
                      Corning Incorporated
                    Corning, New York  14831
                         (607) 974-5656
    (Name, address and telephone number of agent for service)
                     ________________________

                             PART I
                      EXPLANATORY STATEMENT

A total of 7,000,000 shares of the Common Stock, par value $.50 per share, of the registrant, Corning Incorporated, a New York corporation (the "Company"), were registered by Registration Statement on Form S-8, File No. 33-58193, to be issued in connection with the Company's 1994 Stock Option Plan (the "1994 Plan"). No future options will be granted under the 1994 Plan. Of such shares, options covering 929,335 shares of Common Stock, with respect to which a registration fee of $10,595 has been paid, have not been granted under the 1994 Plan and, pursuant to Instruction E to Form S-8, such shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Company's 1998 Stock Option Plan and its 1998 Incentive Stock Plan.

                             PART II
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 21st day of August, 1998.

                                   Corning Incorporated
                                       (Registrant)

                                 By:   /s/ LARRY AIELLO, JR.
                                       Larry Aiello, Jr., Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below on August 21, 1998 by the following persons in the capacities indicated:

     Signature                     Capacity

  /s/  ROGER G. ACKERMAN           Chairman of the Board,
        (Roger G. Ackerman)        Principal Executive
                                   Officer and Director

  /s/  JAMES  B.  FLAWS            Senior Vice President, Treasurer and
        (James B. Flaws)           Principal Financial Officer


  /s/  KATHERINE A. ASBECK         Vice President, Controller and
        (Katherine A. Asbeck)      Principal Accounting Officer


              *                    Director
        (Robert Barker)


                                   Director
        (John Seely Brown)


               *                   Director
        (Van C. Campbell)


                                   Director
        (Lawrence S. Eagleburger)


               *                   Director
        (John H. Foster)

       Signature                   Capacity


                                   Director
        (Norman E. Garrity)

               *                   Director
        (Gordon Gund)

               *                   Director
        (John M. Hennessy)

               *                   Director
        (James R. Houghton)

               *                   Director
        (James W. Kinnear)

                                   Director
        (John W. Loose)

               *                   Director
        (James J. O'Connor)

               *                   Director
        (Catherine A. Rein)

               *                   Director
        (Henry Rosovsky)

                                   Director
        (H. Onno Ruding)

               *                   Director
        (William D. Smithburg)






*By     /s/  LARRY AIELLO, JR.
           (Larry Aiello, Jr.)
            Attorney-in-fact